Exhibit  10.2  Hudson  Consulting  Settlement  Agreement

                        SETTLEMENT AND RELEASE AGREEMENT

This Settlement And Release agreement ("Agreement") effective as of the ___ day of July, 2001, is made and entered into by and among American Registrar & Transfer Company, a Utah Corporation ("ARTCO"); YP.Net, Inc., a Nevada Corporation, formerly known as RIGL Corporation ("YPNT"); and Hudson Consulting Group, Inc., a Nevada corporation ("Hudson"). YPNT and Hudson may hereinafter collectively be referred to as "Defendants" and all entities, who execute this Agreement shall be referred to collectively as the "Parties."

                                    RECITALS

A. There is currently pending in the Third Judicial District Court For Salt Lake County, State of Utah ("Court") an action in Interpleader commenced by ARTCO, as Plaintiff, naming YPNT, Hudson and others as defendants, being Civil No. 000902312 ("Pending Action").
B. The Parties desire to terminate the Pending Action pursuant to the terms and conditions of this Agreement without further incursion or expense and to settle all disputes existing between or among them alleged in the pleadings filed in the Pending Action.
C. Certain other defendants named in the Pending Action, namely Bruce Pritchett ("Pritchett"), Montana Capital International, Inc. ("Montana") and Moore & Elrod, Inc. ("M&E") have failed to answer or otherwise file a response to the Complaint filed in the Pending Action. Montana & M&R have been duly served with the Complaint and may therefore be defaulted pursuant to Utah law. The Complaint against Pritchett may be dismissed, as he has not yet been served.
D. The Parties have voluntarily submitted the mediation of their claims to Paul S. Felt, as Mediator in this matter, and met with the Mediator on July 16, 2001 in Salt Lake City, Utah, and agreed to settle all of their claims arising out of or in connection with the allegations of the Complaint; and this Agreement is the embodiment of their settlement verbally agreed upon and accepted by the Mediator.

     In the context of these Recitals (which are hereby incorporated as part of this Agreement), and in consideration of the mutual promises of the parties and other valuable consideration, IT IS AGREED AS FOLLOWS:

     1. STIPULATION TO DISMISS. Upon execution of this Agreement and the fulfillment of all Contingencies hereinafter enumerated, the Parties shall execute and file with the Court a Stipulation Of Dismissal With Prejudice of the Pending Action, substantially in the form attached hereto as Exhibit A, and shall lodge a proposed Order to that effect, substantially in the form attached hereto as Exhibit B.

     2.  SETTLEMENT  OF  CLAIMS.

     (a) In full and final settlement of all claims of Hudson against YPNT, arising out of or in connection with the Pending Action, YPNT agrees to pay Hudson the sum of Eighty-Five Thousand Dollars ($85,000) in the manner set forth in Paragraph 3 below.
     (b) In full and final settlement of all claims of YPNT against Hudson, arising out of or in connection with the Pending Action, Hudson shall transfer to YPNT an aggregate of One Million, Four Hundred Twenty Five Thousand Three Hundred and Thirty Four (1,425,334) shares of YPNT Common Stock previously issued to Hudson by YPNT to wit:

                      CERTIFICATE NO.     NUMBER OF SHARES
                                2634               50,000.
                                2635               50,000.
                                2636               50,000.
                                2637               50,000.
                                2638               50,000.
                                2639               50,000.
                                2640               50,000.
                                2641               50,000.
                                2642               50,000.
                                2643               50,000.
                                2644               40,000.
                                2789               56,951.
                                2834              385,716.
                                2851              442,667.
                                          ----------------
                              TOTAL:      1,425,334 SHARES


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     3.  PAYMENT.

     (a) Payment shall be made by Cashier's Check drawn on a State of Arizona or federally chartered bank in the sum of $85,000 made payable to Hudson Consulting Group, Inc.
     (b) Payment by YPNT shall be made not later than ten (10) days following performance of all Contingencies enumerated in Paragraph 10 below.

     4. HUDSON RELEASE. Hudson, on behalf of itself and on behalf of its past, present and future parent and subsidiary corporations, (if any), affiliates, stockholders, officers, directors, partners, joint ventures, employees, insurers, predecessors, successors, assigns, agents and representatives, does hereby release and forever discharge YPNT and ARTCO and its past, present, and future parent and subsidiary corporations, affiliates, stockholders, officers, directors, partners, joint ventures, employees, insurers, predecessors, successors, assigns, agents, representatives and attorneys from any and all claims, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorneys' fees, liabilities, and indemnities of any nature whatsoever, known or unknown, asserted or as yet undiscovered or unasserted, that arise out of or relate to the issues and claims in the Pending Action. This paragraph does not apply to any rights, duties or obligations arising out of this Agreement.

     5. YPNT RELEASE. YPNT, on behalf of itself and on behalf of its past, present and future parent and subsidiary corporations, (if any), affiliates, stockholders, officers, directors, partners, joint venturers, employees, insurers, predecessors, successors, assigns, agents and representatives, does hereby release and forever discharge Hudson and ARTCO and their past, present, and future parent and subsidiary corporations, (if any), affiliates, stockholders, officers, directors, partners, joint venturers, employees, insurers, predecessors, successors, assigns, agents, representatives and attorneys from any and all claims, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorneys' fees, liabilities, and indemnities of any nature whatsoever, known or unknown, asserted or as yet undiscovered or unasserted, that arise out of or relate to the issues and claims in the Pending Action. This paragraph does not apply to any rights, duties or obligations arising out of this Agreement.

     6. ARTCO RELEASE. ARTCO, on behalf of itself and on behalf of its past, present and future parent and subsidiary corporations, (if any), affiliates, stockholders, officers, directors, partners, joint venturers, employees, insurers, predecessors, successors, assigns, agents and representatives, does hereby release and forever discharge Hudson and YPNT and their past, present, and future parent and subsidiary corporations, (if any), affiliates, stockholders, officers, directors, partners, joint venturers, employees, insurers, predecessors, successors, assigns, agents, representatives and attorneys from any and all claims, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorneys' fees, liabilities, and indemnities of any nature whatsoever, known or unknown, asserted or as yet undiscovered or unasserted, that arise out of or relate to the issues and claims in the Pending Action. This paragraph does not apply to any rights, duties or obligations arising out of this Agreement.


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     7.  INDEMNIFICATION.  YPNT  and Hudson agree to indemnify and save harmless
ARTCO against all costs, damages, attorney's fees, expenses and liabilities, which it may incur or sustain in connection with its performance as "Escrow Holder" under this Agreement or any court action arising therefrom and will pay same on demand.

     8.  ESCROW  HOLDER  DUTIES.

     (a) YPNT and Hudson agree that unless otherwise herein expressly provided, ARTCO shall not be held liable for any action taken or omitted under this Agreement, so long as it shall have acted in good faith and without negligence, and shall be deemed to be acting under this Agreement as an "Escrow Holder" only. ARTCO shall have no responsibility to inquire into or determine the genuineness, authenticity or sufficiency of any documents or instruments submitted to it in connection with its duties hereunder. ARTCO shall be entitled to deem the signatories of any document or instrument submitted to it hereunder as being authorized to sign such documents or instruments on behalf of the party submitting such documents or instruments, and shall be entitled to rely upon the genuineness of signatures or such signatories without inquiry and without requiring substantiating evidence.
     (b) This Agreement may be altered or amended only with the consent of YPNT and Hudson and ARTCO.
     (c) In the event of any disagreement between YPNT and Hudson resulting in adverse claims and demands being made by them or any of them in connection with or for the shares involved in or affected by this Agreement, ARTCO shall refuse to comply with the demands of YPNT or Hudson so long as such disagreement shall continue.
     (d) In so refusing, ARTCO shall make no delivery or other disposition of the shares or funds involved in or collected pursuant to this Agreement, nor shall ARTCO become liable to YPNT or Hudson or either of them for the failure of ARTCO to comply with the conflicting or adverse demands of YPNT or Hudson, but may interplead the shares and funds in a court having jurisdiction.


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     9.  COSTS  AND  EXPENSES.

     (a) YPNT and Hudson shall pay its own expenses, including court costs, legal and expert witness fees, incurred in the prosecution and defense of the Pending Action, and incurred in the negotiation, preparation and execution of this Agreement.
     (b) YPNT and Hudson shall each pay the Mediator one-half (50%) of any and all fees or costs assessed by the Mediator forthwith upon presentation of his Statement.

     10.  REPRESENTATIONS.

     (a) Except for the obligations of Hudson and YPNT arising out of and in connection with their respective obligations pursuant to this Agreement, there are no other outstanding contracts or agreements, verbal or written, between them in connection with any matter or thing, and more particularly relating to the business of YPNT, or the issuance of YPNT shares to any person or legal entity.
     (b) YPNT has at no time solicited Hudson to violate any provision of the Securities Act of 1933 or the Exchange Act of 1934, nor has Hudson sold, assigned or otherwise disposed of any of the shares represented by Certificates identified in Paragraph 2 above, in violation of either of said acts.
     (c) In the event that any third party shall bring an action against Hudson, to compel Hudson to transfer any of the shares represented by Certificates identified in Paragraph 2 above, and in the further event that any such third party shall join YPNT in such action or shall bring an independent action against YPNT, based upon the same claims set forth in the Pending Action, then Hudson agrees to indemnify YPNT against all damages recovered by way of judgment against YPNT directly resulting from the acts or omissions of Hudson, including YPNTs reasonable court costs and attorney fees, unless the claims of such third party directly result from any act or omission of YPNT.


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     11. CONTINGENCIES. Upon execution of this Agreement by all Parties, each of the Parties shall be required to perform in accordance with the requirements of this Paragraph 11 ("Contingencies") as follows:

     (a) YPNT shall deliver an $85,000 cashier's check to ARTCO, made payable to Hudson, for delivery by ARTCO to Hudson or its attorneys, within ten (10) days after completion of each and all of the following events:

          (1) Hudson shall forthwith deliver to ARTCO, in good form, each and all of the YPNT Common Stock Certificates identified in paragraph 2(b) above, all Certificates to be duly endorsed by Hudson with signature guaranteed by a member of a national exchange, none of which shares or Certificates shall be subject to Hudson's prior transfer orders, and none of which shall be subject to claims of any third parties other than those of YPNT.
          (2) Forthwith upon execution of this Agreement, ARTCO, shall cause the Pending Action to be dismissed as against Pritchett, and shall further cause its legal counsel to petition the Court in the Pending Action, to pursue securing default judgments (with prejudice) against Montana and M&E, and shall further secure such Orders signed by the Judge as may be appropriate to give effect to the foregoing; or in the alternative, Hudson shall secure formal written releases of all claims against Hudson, YPNT and ARTCO signed by Montana and M&E in form satisfactory to YPNT's legal counsel; and shall further cause all interpleaded YPNT shares to be redelivered to ARTCO by Court Order; and Hudson's attorney shall provide YPNT and ARTCO with copies of all documents filed with the Court.
          (3) Forthwith upon execution of this Agreement, Hudson shall tender to ARTCO, subject to the terms and conditions of this Agreement, each and all YPNT Common Stock Certificates identified above in paragraph 2(b) as have not as yet been delivered to ARTCO for transfer, in the aggregate 1,425,334 shares of YPNT standing in its name, including shares interpleaded with the Court.


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     12.  NON-PERFORMANCE.  In  the  event  that:

     (a) YPNT shall fail or refuse to deliver to ARTCO the cashier's check in the sum of $85,000 identified above; and/or,
     (b) Hudson shall fail or refuse to deliver to ARTCO, in good form, all Certificates aggregating 1,425,334 shares of YPNT Common Stock identified above; and/or,
     (c) ARTCO shall be unsuccessful in obtaining default judgments with prejudice against Montana and M&E, or in the alternative, Hudson shall be unsuccessful in obtaining written releases from Montana and M&E against Hudson, YPNT and ARTCO in form satisfactory to YPNT's legal counsel, and
     (d) if the dismissal of the Pending Action against Pritchett is not secured, then, and in that event: (I) ARTCO shall redeliver to Hudson all additional YPNT Certificates delivered to ARTCO under this Agreement (but not those Certificates previously delivered to ARTCO and interpleaded with the Court); (II) ARTCO shall redeliver to YPNT the $85,000 cashier's check received by ARTCO; (III) the Pending Action shall not be dismissed; and, (IV) the Parties may proceed under the law in any manner they deem appropriate including, without limitation, the bringing of one or more separate actions to enforce the verbal agreement of the Parties reached before the Mediator evidenced by this Agreement.

     13. ADVICE OF COUNSEL. Each Party acknowledges that it and its independent counsel have reviewed this Agreement and, accordingly, the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     14. AUTHORIZATION. The Parties hereby warrant and represent that each of its respective corporate representative has full authority to sign and enter into this Agreement.

     15. ATTORNEY'S FEES. In the event that any Party shall bring an action to enforce the terms and conditions of this Agreement, the prevailing party in that action shall receive reimbursement of all reasonable attorneys' fees and costs incurred in connection with such action.

     16. UTAH LAW. This Agreement shall be construed in accordance with the laws of the State of Utah without regard to its choice of law principles.

     17. VENUE. The Parties agree that any action to enforce or construe the terms and conditions of this Agreement shall be brought exclusively in a federal or state court located in Salt Lake County, Utah, and each Party hereby irrevocably consents to jurisdiction and venue in each such court.


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     18.  BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their successors, assigns, heirs, indemnitors, executors and administrators.

     19. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original.

     20. PRIOR UNDERSTANDINGS AND AMENDMENT. This Agreement constitutes the entire agreement of the Parties and supersedes any and all prior oral and written agreements and understandings as to the subject matter hereof. The Parties have not relied upon any other representations, warranties, conditions, understandings or agreements except as specifically set forth in this Agreement, or implied by law, and this Agreement may not be amended or modified except by an agreement in writing signed by all Parties.

     21. NOTICES. Any Notice to the Parties under this Agreement shall be in writing, and shall be deemed to have been received on the date when personally delivered, or on the date which is three days after mailing (postage prepaid) by certified mail, return receipt requested, to the address of such party set forth as follows, provided that if such date is a weekend or legal holiday (meaning a date when the courts are closed) then the third day shall be deemed to be the next succeeding day that is neither a weekend or a holiday;

     To  ARTCO:
                            Richard Day
                            American Registrar & Transfer Co.
                            342 East 900 South
                            Salt Lake City, UT 84111
     With  a  copy  to:
                            David R. King, Esq.
                            Kruse, Lada & Maycock, LLC
                            Post Office Box 45561
                            Salt Lake City, Utah 84145-0561
     To  YPNT:
                            Angelo Tullo, CEO
                            YP.Net.Inc.
                            4840 E. Jasmine Street, Suite 105
                            Mesa, Arizona 85205


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     With  a  copy  to:
                            Burton M. Bentley, Esq.
                            Burton M. Bentley, PC
                            7878 N. 16th Street, Suite 110
                            Phoenix, Arizona 85020
     To  Hudson:
                            Richard D. Surber, President
                            Hudson Consulting Group, Inc.
                            268 West 400 South
                            Salt Lake City, Utah 84101
     With  a  copy  to:
                            Michael Golightly, Esq.
                            268 West 400 South, Suite 84101
                            Salt Lake City, Utah 84101

     This Agreement is hereby entered into and deemed to have been signed, and is effective as of the date first above written.


YP.NET.INC.                          HUDSON  CONSULTING  GROUP,  INC.


By:  /s/ Angelo Tullo, pres.         By:  /s/ Richard Surber
     ---------------------------          ---------------------------
     Angelo Tullo, President              Richard  Surber,  President


AMERICAN  REGISTRAR  &  TRANSFER  COMPANY


By:  /s/  Richard  Day
   -------------------------------
     Richard  Day,  President


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